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                                                                    EXHIBIT (21)

                        SPX CORPORATION AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT


                  SUBSIDIARY                             JURISDICTION OF
                                                          INCORPORATION

A. R. Brasch Marketing Inc.                                 Michigan

Kodiak Partners Corp.                                       Delaware

Kodiak Partners II Corp.                                    Delaware

SPX Development Corporation                                 Michigan

SPX Minnesota Properties, Inc.                              Michigan

SPX Risk Management Co.                                     Delaware

Toledo Trans-Kit, Inc.                                      Ohio

Aurora/Hydromatic Pumps Inc.                                Delaware

Data Switch Intellectual Property, Inc.                     Delaware

Data Switch Subsidiary Stock Corporation                    Delaware

Fairbanks Morse Pump Corporation                            Kansas

GCA International Corporation                               New Jersey

General Farebox Service of Atlanta, Inc.                    Delaware

General Signal Corporation                                  Delaware

General Signal Healthcare Management, Inc.                  Delaware

General Signal Holdings Company                             Delaware

General Signal International Corporation                    Delaware

General Signal Laboratory Equipment, Inc.                   Delaware

General Signal Power Systems, Inc.                          Wisconsin

Edwards Systems Technology Inc.                             Connecticut
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                  SUBSIDIARY                                    JURISDICTION OF
                                                                 INCORPORATION

General Signal GmbH & Co. KG                                       Germany

General Signal India Private Limited                               India

General Signal Ireland, B.V.                                       Netherlands

General Signal Limited                                             Ontario

General Signal Mauritius, Inc.                                     Mauritius

General Signal Networks (Germany) GmbH                             Germany

General Signal (S.E.G.) Asia Limited                               Hong Kong

General Signal SEG Limited                                         UK

General Signal (UK) Limited                                        UK

General Signal Verwaltungsgesellschaft mbH                         Germany

Hangzhou Kayex Zheda Electromechanical Co., Ltd                    China

High Ridge Company Ltd.                                            Bermuda

High Ridge Ireland Ltd.                                            Ireland

Inrange Technologies GmbH                                          Germany

Inrange Technologies Italia Srl                                    Italy

Inrange Technologies Limited                                       UK

L&N Products Pty Limited                                           Australia

Leeds & Northrup (France) SARL                                     France

Leeds & Northrup GmbH                                              Germany

Leeds & Northrup Italy, S.p.A.                                     Italy

Leeds & Northrup Limited                                           UK

Leeds & Northrup Mexicana, S.A.                                    Mexico

Leeds & Northrup (New Zealand) Limited                             New Zealand

Leeds & Northrup, S.A.                                             Spain

Leeds & Northrup Singapore Pte. Limited                            Singapore
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SUBSIDIARY                                      JURISDICTION OF
                                                INCORPORATION

Best Power Taiwan Trading Co. Ltd.                 Taiwan

Best Power Technology Limited                      Taiwan

Data Switch Gmbh Elektronische Systeme Gmbh        Germany

Data Switch (UK) Limited                           UK

DeZurik of Australia Proprietary Limited           Australia

DeZurik International, Limited                     UK

DeZurik Japan Co., Ltd.                            Japan

DeZurik Mexico, S.A. de C.V.                       Mexico

DeZurik Vertriebs GmbH                             Austria

Fairbanks Morse India Limited                      India

GCA Limited                                        UK

GS International (Barbados) Ltd.                   Barbados

G.S. Iona Limited                                  UK

General Signal (Barbados) Ltd.                     Barbados

General Signal (China) Co., Ltd.                   China

General Signal Enterprises                         Ireland

General Signal Europe Limited                      UK

General Signal FSC, Inc.                           Virgin Islands

General Signal Technology Corporation              Delaware

GSR Merger Sub, Inc.                               Delaware

Inrange Technologies Corporation                   Delaware

Kayex China Holdings, Inc.                         Delaware

LDN, Ltd.                                          Delaware

Leeds & Northrup Company                           Delaware

Metal Forge Company, Inc.                          Delaware

New Signal, Inc.                                   Delaware
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SUBSIDIARY                                              JURISDICTION OF
                                                        INCORPORATION

IBS Filtran GmbH                                            Germany

JATEK, Limited (Japan) KK                                   Japan

Jurubatech Technologia                                      Brazil

Kent-Moore do Brasil Industria Commerce, Ltda.               Brazil

Lowener GmbH                                                Germany

SPX Australia Pty., Ltd.                                    Australia

SPX Canada, Inc.                                            Canada

SPX de Mexico S.A. de C.V.                                  Mexico

SPX Europe AG                                               Switzerland

SPX France, S.A.                                            France

SPX Iberica, S.A.                                           Spain

SPX International, Ltd.                                     Barbados

SPX Netherlands, B.V.                                       Netherlands

SPX U.K. Ltd.                                               UK

Tecnotest Srl                                               Italy

Valley Forge Technical Information Services GmbH            Germany

Lightnin Europe Limited                                     UK

Lightnin Mixers Limited                                     UK

Lightnin Mixers Pty. Ltd.                                   Australia

Shenyang Stock Electric Power Equipment Company Limited     China

Stock Japan Ltd.                                            Japan

Tau-Tron (UK) Limited                                       UK

Telenex Europe Limited                                      UK

GS Development Corporation                                  Delaware

GSBS Development Corporation                                Delaware

GSLE Development Corporation                                Delaware

GSPS Development Corporation                                Delaware

SPX Europe GmbH                                             Germany

SPX Singapore PTE LTD                                       Singapore